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                                                                 Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 28, 2002, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-86898) and related Prospectus of LeapFrog Enterprises, Inc. for the registration of shares of its Class A common stock to be filed on or about July 26, 2002.


                                                  /s/ ERNST & YOUNG LLP


San Francisco, California
July 26, 2002